Exhibit 11.1

                                      SBE, INC.
                          COMPUTATION OF EARNINGS PER SHARE
                         FOR THE THREE YEARS ENDED OCTOBER 31


                                                         YEARS ENDED OCTOBER 31
                                                         ----------------------
                                                   1996           1995            1994
                                                   ----           ----            ----
PRIMARY EARNINGS PER SHARE:
Net (loss) income                              ($9,624,503)   ($4,567,971)     $1,336,308

Average number of common shares
outstanding during the year                      2,131,593      2,054,570       2,021,143

Assumed issuance of stock under the
employee and non-employee stock
option plans                                           (a)            (a)          77,932

                                              -------------------------------------------
Weighted average common shares                   2,131,593      2,054,570       2,099,075
                                              -------------------------------------------

Primary (loss) earnings per share                   ($4.51)        ($2.22)          $0.64
                                              -------------------------------------------
                                              -------------------------------------------

FULLY DILUTED EARNINGS PER SHARE:
Average number of common shares
outstanding during the year                      2,131,593      2,054,570       2,021,143

Assumed issuance of stock under the
employee and non-employee stock
option plans                                           (a)            (a)          86,439

                                              -------------------------------------------
Weighted average common shares                   2,131,593      2,054,570       2,107,582
                                              -------------------------------------------

Fully diluted (loss) earnings per share             ($4.51)        ($2.22)          $0.63
                                              -------------------------------------------
                                              -------------------------------------------


(a) In loss years common share equivalents would have an anti dilutive effect on (loss) per share and therefore have been excluded.


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